UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2025

Cenntro Inc.
(Exact Name of Registrant as Specified in Charters)

Nevada	001-38544	93-2211556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Comon Stock, $0.0001 par value per share	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On May 31, 2025, Mr. Jiawei “Joe” Tong, the director of the Company, notified the board of directors of the Company (the “Board”) of his decision to resign his position on the Board of Cenntro Inc. (the “Company”) and as chair of the  compensation committee of the Board, and member of the audit and nomination committees of the Board, effective immediately. Mr. Tong’s decision was not the result of any disagreement between Mr. Tong and the Company on any matters relating to the Company’s operations, policies or practices. Due to the vacancy left by Mr. Tong, the Board intends rectify the vacancy on the audit committee of the Board.

Appointment of Director

On May 31, 2025, at the recommendation of the Nominating Committee and Compensation Committee of the Board approved and confirmed the appointment of Mr. Guangguang “Steve” Qin with annual compensation of US$45,000 as the succeeding director to fill in the vacancy until the Company’s next annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. The Board has determined Mr. Qin is an “independent” director under applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq Marketplace Rules. Thus, Mr. Qin will be serving on the Board of Directors as a non-employee, independent director.

The biographical information of the newly appointed director is set forth below:

Mr. Guangguang “Steve” Qin

Mr. Qin has over 30 years of experience in investment management across the finance, technology, and healthcare sectors. From 1993 to 1999, Mr. Qin served as Senior Vice President of United Pharmaceutical Industries in the United States. From 2001 to 2005, he served as Director and President, Asia-Pacific Region at Bridgecreek International. From 2006 to 2010, he was President of the China Region at PEM Group. From 2011 to 2015, Mr. Qin served as Senior Partner at Cybernaut (China) Investment. Between 2015 and 2019, he was Chief Representative for the China Region at American Education Center.  From 2016 to 2021, he served as Dean of the West Lake Industrial Research Institute (China). Since 2016, he has been a Founding Partner of Winyin Capital. Since 2020, he has also served as Director and Founding Partner of Aventa Capital. Mr. Qin holds a B.A. in Philosophy and an M.A. in Ethnology from Minzu University of China.

There are no family relationships between Mr. Qin and any other employees or members of the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Director Offer Letter to Mr. Guangguang “Steve” Qin
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cenntro Inc.
Dated: June 4, 2025

By: /s/ Peter Z. Wang
Peter Z. Wang
Chief Executive Officer